Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Subject: Action needed: Every vote matters

#FirstName#,

The January 6, 2026, proxy voting deadline is approaching to change the diversification status of both the ETF and mutual fund share classes of Vanguard Health Care Index Fund (ETF share: VHT, CUSIP 92204A504; Admiral shares: VHCIX, CUSIP 92204A827) from diversified to non-diversified.

Voting will conclude at the shareholder meeting on January 6, 2026. If not enough votes are cast by the end of that meeting, we may need to adjourn the meeting and continue soliciting shareholder votes until we reach the required level of participation. The costs for such an extension would be borne by the fund and by extension the fund’s shareholders.

Please encourage your clients to vote now. Shareholders can vote their shares using one of the following methods:

•Online, by visiting the website provided on their proxy card or email notification.

•By phone, by calling the toll-free phone number on their proxy card or on the website provided in the proxy materials.

•By mail, by signing and dating their proxy card.

•By attending the virtual meeting, which is to be held on Tuesday, January 6, 2026, at 11:00 a.m., Eastern Time.

If you have additional questions, please don’t hesitate to contact us.

#VGI_Name#

#VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT#

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For more information about Vanguard funds and ETFs, visit advisors.vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

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